UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707

(Address of principal executive offices)	(Zip Code)

(212) 878-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of a Matter to a Vote of Security Holders.

On May 16, 2012, the Annual Meeting of Stockholders of Minerals Technologies Inc. (the “Company”) was held.  A total of 16,169,613 shares were represented in person or by proxy, or 91.1% of the eligible voting shares.  The matters voted upon and the preliminary results of the vote, which are subject to change, are as follows:

Item 1.The three nominees for election to the Board of Directors named in the 2012 Proxy Statement were elected, each for a three-year term, based upon the following preliminary votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Robert L. Clark	14,595,326	1,083,485	490,802
Michael F. Pasquale	13,719,305	1,959,506	490,802
Marc E. Robinson	14,613,046	1,065,765	490,802

Item 2.  The proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2012 fiscal year received the following preliminary votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
15,156,913	1,008,349	4,351	(0)

Item 3. The proposal to approve, on an advisory basis, the 2011 compensation of the Company's named executive officers received the following preliminary votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,266,400	7,384,802	27,609	490,802

Item 8.01                      Other Events.

On May 15, 2012, the Company issued a press release announcing that on May 15, 2012 its Board of Directors had declared a regular quarterly dividend of $0.05 per share on the Company's common stock.  The dividend is payable on June 13, 2012 to stockholders of record on May 30, 2012.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits
99.1  Press Release Dated May 15, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek

	Name:	Thomas J. Meek
	Title:	Senior Vice President, General Counsel and Secretary, Chief Compliance Officer

Date: May 22, 2012

MINERALS TECHNOLOGIES INC.
EXHIBIT INDEX

Exhibit No. __________	Subject Matter ____________________________________________________________

99.1	Press Release dated May 15, 2012